                                                                     Exhibit 25




                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                              --------------------------

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              --------------------------

                         CHECK IF AN APPLICATION TO DETERMINE
                        ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                  SECTION 305(b)(2)
                                                 --------

                              --------------------------

                       UNITED STATES TRUST COMPANY OF NEW YORK
                 (Exact name of trustee as specified in its charter)



              New York                                   13-3818954
      (Jurisdiction of incorporation or               (I.R.S. Employer
 organization if not a U.S. national bank)         Identification Number)


    114 West 47th Street                         10036-1532
    New York, New York                           (Zip Code)
    (Address of principal
    executive offices)

                              --------------------------

                            NEXTLINK Communications, Inc.
                 (Exact name of obligor as specified in its charter)

        Washington                                   91-1738221
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

    155 108th Avenue NE, 8th Floor                       98004
         Bellevue, Washington                         (Zip Code)
(Address of principal executive offices)

                              --------------------------

                        14% Senior Subordinated Notes due 2009
                         (Title of the indenture securities)

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                                         -2-


                                       GENERAL

1.  GENERAL INFORMATION

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
              (Board of Governors of the Federal Reserve System).
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH THE OBLIGOR

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15

     The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. LIST OF EXHIBITS
    T-1.1     --   Organization Certificate, as amended, issued by the State of
                   New York Banking Department to transact business as a Trust
                   Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                   33-97056).

    T-1.2     --   Included in Exhibit T-1.1.

    T-1.3     --   Included in Exhibit T-1.1.


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                                         -3-


16. LIST OF EXHIBITS  (continued)
    T-1.4     --   The By-laws of the United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Reform Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                   (Registration No. 33-97056).

    T-1.6     --   The consent of the trustee required by Section 321(b) of the
                   Trust Indenture Act of 1939, as amended by the Trust
                   Indenture Reform Act of 1990.

    T-1.7     --   A copy of the latest report of condition of the trustee
                   pursuant to law or the requirements of its supervising or examining authority.

                                         NOTE


         As of April 21, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

         In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              --------------------------

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 21st day of April, 1997.

    UNITED STATES TRUST COMPANY OF
         NEW YORK, Trustee

By:  /s/ Patricia Stermer
    ---------------------------------
    Patricia Stermer
    Assistant Vice President



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EXHIBIT T-1.6

          The consent of the trustee required by Section 321(b) of the Act.

                       United States Trust Company of New York
                                 114 West 47th Street
                                  New York, NY 10036

September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
     OF NEW YORK

    /s/ GERARD F. GANEY
   --------------------------------
By:      s/Gerard F. Ganey
         Senior Vice President


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                       U.S. TRUST COMPANY OF NEW YORK
                     CONSOLIDATED STATEMENT OF CONDITION
                              DECEMBER 31, 1996
                         --------------------------
                               (IN THOUSANDS)


ASSETS
------
Cash and Due from Banks                             $     75,754
Short-Term Investments                                   276,399
Securities, Available For Sale                           925,886
Loans                                                  1,638,516
Less: Allowance for Credit Losses                         13,168
                                                    ------------
Net Loans                                              1,625,348
Premises and Equipment                                    61,278
Other Assets                                             120,903
                                                    ------------
TOTAL ASSETS                                        $  3,085,568
                                                    ------------
                                                    ------------

LIABILITIES
-----------
Deposits:
Non-Interest Bearing                                $    645,424
Interest Bearing                                       1,694,581
                                                    ------------
Total Deposits                                         2,340,005
Short-Term Credit Facilities                             449,183
Accounts Payable and Accrued Liabilities                 139,261
                                                    ------------
TOTAL LIABILITIES                                      2,928,449

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                              14,995
Capital Surplus                                           42,394
Retained Earnings                                         98,926
Unrealized Gains (Losses) on Securities
Available for Sale, Net of Taxes                             804
                                                    ------------
TOTAL STOCKHOLDER'S EQUITY                               157,119
                                                    ------------
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY                                $  3,085,568
                                                    ------------
                                                    ------------


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

/s/ RICHARD E. BRINKMANN
------------------------
Signature of Officer

APRIL 9, 1997
--------------
Date